Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 66 (Limited Term), Intermediate Term Trust 67 and National Trust 366 (Insured):

We consent to the use of our report dated June 18, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

June 18, 2003